UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                              Hercules Incorporated
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                                       N/A
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                        HERCULES CHAIRMAN RESPONDS TO ISP


Wilmington, DE, April 12, 2001 ... Thomas L. Gossage, Chairman and Chief Executive Officer of Hercules Incorporated (NYSE: HPC) sent the following letter to Samuel J. Heyman, Chairman of the Board of International Specialty Products Inc. (NYSE: ISP):


                                 April 12, 2001

Mr. Samuel J. Heyman
Chairman of the Board
International Specialty Products
1361 Alps Road
Wayne, New Jersey  07470

Dear Mr. Heyman:

      I have received your April 10th letter, which I believe requires a response. Your letter ends with the statement, "Tom, we want very much to be constructive here, and if you wish to discuss our ideas for the Company, I am at your disposal."

      Your letter, together with your previous statements and actions, hardly indicates a desire to be constructive. I have told you repeatedly that you are damaging our sale process and our efforts to maximize shareholder value. It is perfectly understandable why some prospective acquirors may be reluctant to enter into a transaction with a company that has as its largest shareholder a dissident engaging in a proxy contest and which could therefore soon have a split board including your conflicted director nominees.

      I have told you how you may be constructive. It is unfortunate for Hercules shareholders that you are unwilling to follow that advice and be constructive.

      Although I cannot prevent you from writing your numerous letters (which I believe are designed solely to provide you with publicity in your proxy fight), I will not allow you to mislead the public or our shareholders. In November, I indicated to you that I was focusing the majority of my time on our efforts to find a merger partner or purchaser for all or portions of our businesses. I never said that I did not have the time "to concern" myself "with the tens of millions of cost savings that could be achieved." In fact, Hercules continues to focus on both cost savings and the Board's value-maximization process as well as other challenges confronting the Company in today's difficult environment. We are proactively addressing all of the items you have mentioned, and many more.


                                                                     (continued)


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      Moreover, to be prudent, we have reactivated our search for a permanent
CEO to be available if conditions warrant, a search that is made much more difficult by your statements and actions. It should not surprise you to learn that there are eminently qualified CEO candidates who are concerned about the issues involved in leading a company in which you hold the largest stock position and could potentially control one-third of the Board.

      Let me be clear to make sure that there are no misunderstandings. Far from being constructive, we strongly believe that your actions are destructive -- to our ongoing sale process, to our search for a permanent CEO, to our focus on the challenges facing the Company in this difficult environment and to shareholder value. Unlike you, we have the Company to run and ALL of our shareholders to protect, and we intend to continue doing so.

                                          Very truly yours,

                                          Thomas L. Gossage


                                      # # #


Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets. For more information, visit the Hercules website at www.herc.com.

This news release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on reasonable assumptions. Results could differ materially depending on such factors as business climate, economic and competitive uncertainties, failure to complete transactions, adverse legal and regulatory developments, and adverse changes in economic and political climates around the world. As appropriate, additional factors are contained in reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. This paragraph is included to provide safe harbor for forward-looking statements, which are not required to be publicly revised as circumstances change.

Hercules filed a preliminary proxy statement with the United States Securities and Exchange Commission on March 12, 2001, as amended on March 16, March 26 and April 4, 2001, in connection with its 2001 annual meeting of shareholders. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of Hercules shareholders for the 2001 annual meeting, and their interests in the solicitations, are set forth in the preliminary proxy statement.

Hercules will be filing a definitive proxy statement and other relevant documents. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement


                                                                     (continued)


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and other related documents filed by Hercules at the SEC's website at
www.sec.gov or at the SEC's public reference room located at 450 Fifth Street, NW, Washington D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. When available, the definitive proxy statement and the other documents may also be obtained from Hercules by contacting Hercules Incorporated, Attention: Allen Spizzo, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001, or on Hercules' website at www.herc.com.



Investor Contact:   Allen A. Spizzo    (302) 594-6491
Media Contact:      John S. Riley      (302) 594-5252